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                                                                     Exhibit 11


EXHIBIT 11 - CALCULATION OF EARNINGS PER SHARE

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                                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                 SEPTEMBER 24,   SEPTEMBER 26,   SEPTEMBER 24,  SEPTEMBER 26,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                              2000           1999           2000           1999
-----------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:

Net Income                                                          $11,461        $12,366        $35,978        $36,083

Weighted average shares outstanding                                  23,866         30,335         25,331         30,156
                                                                    -------        -------        -------        -------
Basic earnings per share                                            $  0.48        $  0.41        $  1.42        $  1.20
                                                                    =======        =======        =======        =======

DILUTED EARNINGS PER SHARE:

Net Income                                                          $11,461        $12,366        $35,978        $36,083

Weighted average shares outstanding                                  23,866         30,335         25,331         30,156
Dilutive effect of outstanding common stock options                     139            893            219            975
                                                                    -------        -------        -------        -------
Diluted weighted average shares outstanding                          24,005         31,228         25,550         31,131
                                                                    -------        -------        -------        -------
Diluted earnings per share                                          $  0.48        $  0.40        $  1.41        $  1.16
                                                                    =======        =======        =======        =======
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